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                                                                    EXHIBIT 10.9




                                   Andersen Consulting LLP
                                   Suite 600
AC Andersan                        1700 Old Meadow Road . McLean, VA 22102-4311
   Consulting                      Tel: (703) 702-2000



                        MASTER CONSULTING SERVICES AGREEMENT

    THIS MASTER CONSULTING SERVICES AGREEMENT (the "Agreement") is made and entered into as of the 1st day of April, 1999 ("the Effective Date") by and between Digex, Incorporated., a Delaware corporation with offices at 6435 Virginia Manor Road, Beltsville, MD 20705 ("Digex"), and Andersen Consulting LLP, an Illinois partnership with a place of business at 1700 Old Meadow Road, Suite 600, McLean, Virginia, 22102 ("Consultant").

                                                                   /s/ illegible

    Recitals
    ---------
    1. Consultant is in the business of providing information technology consulting services to its clients; and,

    2. Digex desires to obtain the services of Consultant to work on certain projects in accordance with the provisions of this Agreement, and Consultant desires to provide such services; and,

    3. Consultant is currently performing services for Digex under the following letters of authorization (identified below by project name and date):

          . DCNS Production Support - November 16, 1998
          . Performance Management -November 16, 1998
          . DCNS Release 1.1 - January 3, 1999
          . DCNS Release 1.2 - January 3, 1999
          . Tech Support - January 13, 1999

    , which are deemed to be Services Orders (as defined below), and are

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    incorporated in, and subject to, the terms and provisions of this Agreement;
    and,

    4. The parties desire to enter into this Agreement in order to set forth the terms and conditions under which Consultant will provide services to Digex hereafter.

    In consideration of the covenants and agreements set forth herein, the parties hereto agree as follows;

         1.   SERVICES; SERVICE ORDERS.

              A. Digex and Consultant agree that Consultant will provide the consulting services to perform the work (the "Work") as described in one or more individual orders ("Service Orders"), each of which shall be mutually agreed to in writing between Digex and Consultant. Service Orders so agreed to in writing by the parties shall be incorporated in, and subject to, the terms and provisions of this Agreement. Each Service Order will contain, as applicable, a reference to this Agreement, a detailed description of the work to be performed by Consultant, including, but not necessarily limited to the following: (i) the specific requirements and duties of both parties, including all Work; (ii) all prices, costs or fees, expenses, and taxes associated with the Work, including without limitation, Consultant fees and expenses; (iii) the estimated time period and milestone schedule of performance of the Work; (iv) deliverables, if any, and applicable acceptance criteria; (v) Work location(s); (vi) the specific individuals assigned to the Work, and (vii) specific terms applicable to the Service Order.

              B. To the extent of any conflict or inconsistency between the provisions of this Agreement and those of the Service Order, the provisions of the applicable Service Order will govern, except that the provisions of this

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    Agreement shall supercede the provisions of those Service Orders expressly identified in Recitals (3) above, in the event of a conflict. Nothing herein shall obligate either party to perform or pay for Work, including changed work, unless and until such Work and the fees, costs and schedules therefor are specifically provided for and mutually agreed to in writing in a Service Order, or amendment(s) thereto which are executed by the parties. Changes to the scope of the Work shall be made only in a writing executed by authorized representatives of both parties.

              C. The parties agree that the terms of this Agreement and any applicable Service Order shall be the only terms applicable to the performance of the Work hereunder.

              D. Consultant shall make written status reports as to the Work performed to the date of such report, from time-to-time as reasonably requested by Digex, and as specified in the applicable Service Order.

              E. If any Service Order requires the provision of third party products, including hardware and software, Digex may, but need not, request that Consultant provide such products, or submit a quotation or proposal therefor. Upon such request, Consultant's affiliate, Proquire LLC ("Proquire"), shall procure such products subject to a separate, mutually agreed to contract between Proquire and Digex, Consultant may invoice, collect, and receive from Digex all sums that are or become due to Proquire, including taxes and shipping charges, as applicable, it being understood that Consultant shall indemnify and hold Digex harmless from and against any failure or refusal by Consultant to forward any payments from Digex which are specifically due Proquire. Nothing herein shall obligate Digex to select Proquire for procurement of any products.

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          F.  The Work contemplated by this Agreement is not directed to, and
Consultant has no responsibility for, the resolution of any Year 2000 Problems that may exist in Digex's existing hardware, software, firmware and data, including, among other things, problems with accurately processing, providing, and/or receiving date data from, into, and between the twentieth and twenty-first centuries, and the years 1999 and 2000, including leap year calculations ("Digex Year 2000 Problems"). Consultant shall have no liability in the event any Digex Year 2000 Problems disrupt, delay or prevent Consultant's performance of its obligations pursuant to this Agreement.

          G. Work provided hereunder will in no event include Consultant acting as an expert witness or otherwise providing litigation support services.

     2.   TERM; TERMINATION.

          A. Unless sooner terminated as provided herein, the term of this Agreement shall commence as of the date hereof and shall remain in effect for a period of one year or until expiration of the last outstanding Service Order, whichever is later. The term of this Agreement shall automatically renew on a month to month basis upon expiration of the term then in effect, until either party notifies the other in writing of its intention to terminate this Agreement within at least thirty (30) days of such termination.

          B. Digex shall be under no obligation to compensate Consultant for any Work performed except as specifically agreed upon in a Service Order.

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          C.  Either party may terminate this Agreement or any Service Order for any reason in whole or in part at any time with at least thirty (30) day's advance written notice to the other. In the event of termination by either party, Digex shall pay Consultant any unpaid amounts for all Work performed in accordance with the applicable Service Order and expenses incurred by Consultant prior to the date of termination. In the event of any such termination by Digex, and unless the parties may otherwise agree, the only services to be performed by Consultant after its receipt of notice of termination shall be services associated with "winding-down" the Work. For "wind-down' work, Digex shall pay Consultant for all Work performed in accordance with the applicable Service Order, plus expenses incurred by Consultant prior to the date of termination. In addition, if Digex terminates a Service Order under this Section 2.(C), Digex shall also pay Consultant for any reasonable and actual demobilization or other costs resulting from such termination. Except as may be specified in a Service Order, such winding-down services shall consist of de-installation of Consultant-owned equipment and software, removal and stowage of Consultant-owned materials and equipment, removal of Consultant's property (tools and the like), payment of charges for leases of cars or apartments necessary for the Consultant's performance of on-site Work (provided always that the same have been approved by Digex), the loss of any non-refundable, pre-paid expenses such as airline tickets for Consultant personnel, and reasonable fees and expenses in connection with the stopping of work by Consultant's project team and preparation for storage of work in process (such storage of work in process time in no event to exceed the efforts of half the Consultant project team for one
(1) week unless otherwise mutually agreed upon). In the event of any termination under this Section by Consultant, Digex shall not be responsible for any "wind-down" or "demobilization" costs.

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              D.  Either party may, upon giving thirty (30) days' written notice identifying specifically the basis for such notice, terminate the applicable Service Order (and not any other Service Order) for breach of a material term or condition of the applicable Service Order, unless the party receiving the notice cures such breach within the thirty (30) day period. In the event of such termination by either party, Digex shall pay Consultant any unpaid amounts only for Work performed in accordance with the applicable Service Order and expenses incurred by Consultant prior to the date of termination. If Consultant terminates a Service Order for breach by Digex, Digex shall also pay Consultant for any wind-down services, actual demobilization, or other costs reasonably incurred prior to the date of termination.

              E. Following any termination of this Agreement or any Service Order, whether for breach, or without cause, neither party shall have any further liability to the other, except as provided in (C) or (D) above, as appropriate.

              F. Consultant reserves the right to determine which of its personnel shall be assigned to perform Work under each Service Order, and to replace or reassign such personnel during the term hereof; provided, however, that it will, subject to scheduling and staffing considerations, attempt to honor Digex's request for specific individuals. For Work performed on a time and material basis, in the event Consultant replaces any personnel that are specifically classified in the applicable Service Order as "full time" personnel (except due to sickness, death, disability, personal leave, termination of employment, or any legally required absence), without the approval of Digex, Digex shall not be charged for, and will not pay any costs or fees associated with hours spent by such replacement personnel familiarizing themselves with Work requirements relating to the scope of the replaced person's responsibilities under

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    the applicable Service Order ("Familiarization Time"). The preceding sentence does not apply to the temporary replacement of personnel due to periodic training requirements of Consultant's personnel. Such Familiarization Time will be deemed limited to a maximum of forty (40) hours, except as the parties may mutually agree in the applicable Service Order. Digex shall not unreasonably withhold or delay its approval of Consultant's request for replacement of any personnel.

              G. The parties agree that, in the event of a dispute or alleged breach subject to Section 2.(D), they will work together in good faith first, to resolve the matter internally by escalating it to higher levels of management and, then if necessary, to use a mutually agreed alternative dispute resolution technique prior to resorting to litigation. This provision shall not apply to disputes involving confidentiality or infringement of intellectual property rights (in which case either party shall be free to seek available remedies in any forum).

         3.   COMPENSATION; EXPENSES.

                                                                   /s/ illegible

              A. Except for fixed price or fixed price incentive service orders, Consultant shall be compensated at the hourly, project or other milestone rates as specifically set forth in each Service Order. Invoices shall be submitted for each Service Order monthly, in arrears, for Work performed during the preceding period, or as otherwise expressly set forth in the applicable Service Order. Invoices shall be paid approximately fifteen (15) days after receipt. Any invoice remaining unpaid for more than thirty (30) days from receipt shall accrue interest at a rate of the lesser of one and one-half (1.5%) percent per month or the highest rate allowed by law. In the event of any good faith dispute with regard to a portion of an invoice, the undisputed portion shall be paid as provided herein.

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    Upon resolution of the disputed portion, any amounts owed to Consultant shall be paid with interest at the rate set forth above accruing from the date such amounts were originally due. Any credits due to Digex shall be offset against subsequent invoices or reimbursed to Digex by Consultant, inclusive of interest as aforesaid. Invoices must be in form and detail acceptable by Digex as expressly set forth in the applicable Service Order, and each invoice shall include Consultant's certification that the amounts charged are, to Consultant's best knowledge at the time the invoice was billed, a true and accurate reflection of the Work performed during the applicable invoice period.

              B. Except for fixed price or fixed price incentive service orders, and unless provided otherwise in any Service Order, Consultant shall be reimbursed by Digex for all reasonable and actual expenses incurred by Consultant in the performance of the Work, including, but not necessarily limited to, travel, lodging and subsistence expenses.

              C. Each monthly invoice shall include the following: (i) cumulative fees and expenses invoiced through the applicable period, and
    (ii) for fixed fee based services, the unbilled amount remaining under the terms of the applicable Service Order through the invoice period, along with an estimated percentage of the work completed.

              D. Digex shall pay all taxes, including any interest and penalties from any related deficiency in connection with this Agreement (except taxes based on or measured by Consultants net income) including any sales, use, excise, value-added, services, consumption, withholding and other taxes and duties assessed and applicable to the provision of Work by Consultant to Digex or on Consultant's charges to Digex under this Agreement including the

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    reimbursement of expenses. To the extent the Work under a Service Order involves cross border or extended out-of-state staffing issues, the Service Order will include a provision which addresses these tax and/or expenses issues in more detail, as mutually agreed by the parties. Consultant will identify, as a separate line item on the invoice, the amount of taxes due from Digex to Consultant. The parties shall cooperate in good faith to minimize such tax liabilities to the extent legally permissible.

         4.     RELATIONSHIP; USE OF FACILITIES.

              A. In connection with this Agreement, each party is an independent contractor and shall not have any authority to assume or create any commitment or obligation, express or implied, on behalf of the other party, except as expressly set forth in this Agreement.

              B. Nothing contained herein shall be deemed to create any relationship of partnership or joint venture, or of employer/employee, master/servant, franchisor/franchisee, or fiduciary or agency relationship between the parties for any purpose. Neither party's employees shall be deemed "leased" employees of the other for any purpose,

              C. Nothing in this Agreement shall entitle the employees of one party to be eligible for fringe benefits accorded to the other party's employees including, without limitation, health disability, life, and accident insurance, retirement plan participation, profit sharing, stock options, bonuses and the like. Each party is solely responsible for the withholding and payment of all federal, state and local income, social security and unemployment taxes, salaries and other payments required to be made by it in accordance with applicable law for

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    or on behalf of its employees.

         5.   INDEMNIFICATION; LIMITATION OF LIABILITY.

              A. Each party agrees to indemnify, defend and hold the other party (including its officers, directors, employees, principals partners, shareholders or holders of an ownership interest, as the case may be) harmless from and against any and all third party claims, demands, losses, liabilities, judgments, awards, expenses and costs (including attorneys'fees and expenses) relating to bodily injury or death of any person or damage to real and/or tangible personal property directly caused by the negligence or willful misconduct of the indemnifying party, its personnel or agents in connection with the performance of the Work hereunder.

              B. If Digex promptly notifies Consultant in writing of a third party claim against Digex that any Deliverable (as defined in Section 6. (A.) herein) developed by Consultant under this Agreement or any Service Order infringes a United States patent, copyright, trade secret or other intellectual property right of any third party in existence during the term of the applicable Service Order, Consultant will indemnify and hold Digex harmless from and against such claim and will defend any such claim at its expense and will pay any costs or damages that may be finally awarded against Digex. Consultant will not indemnify Digex, however, if the claim of infringement is caused by (1) Digex's misuse or modification of the Deliverable; (2) Digex's failure to use corrections or enhancements made available by Consultant; (3) Dlgex's use of the Deliverable in combination with any product or information not owned or developed by Consultant; (4) Digex's distribution, marketing or use for the benefit of third

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    parties of the Deliverable or (5) information, direction, specification or materials provided by Digex to Consultant. If any Deliverable is, or in Consultant's opinion is likely to be, held to be infringing, Consultant shall at its expense and option either (a) procure the right for Digex to continue using it, (b) replace it with a noninfringing equivalent, (c) modify it to make it noninfringing or (d) direct the return of the Deliverable and refund to Digex the fees paid for such Deliverable less a reasonable amount for Digex's use of the Deliverable up to the time of return. The foregoing remedies constitute Digex's sole and exclusive remedies and Consultant's entire liability with respect to infringement.

              C. To receive the foregoing indemnities, the party seeking indemnification must promptly notify the other in writing of a claim or suit and provide reasonable cooperation (at the indemnifying party's expense) and full authority to defend or settle the claim or suit. The indemnifying party shall have no obligation to indemnify the indemnified party under any settlement made without the indemnifying party's written consent.

              D. Except for Digex's payment obligations to Consultant pursuant to this Agreement and all Service Orders, the limit of each party's liability to the other for failure to perform its obligations under this Agreement or any Service Order (whether in contract, tort, negligence, strict liability in tort or by statute or otherwise) shall not in the aggregate exceed the fees paid by Digex to Consultant under the applicable Service Order. The exclusive remedy of either party for any claim arising out of this Agreement or any Service Order arrangements shall be for the breaching party, upon receipt of written notice pursuant to Section 2.(D), to cure the breach at its expense, and failing that, the return of fees paid to Consultant by Digex for the work related to the breach.

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              E.  IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR CONSEQUENTIAL,
    INCIDENTAL, SPECIAL, PUNITIVE, OR INDIRECT LOSSES, EXPENSES, OR DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, BUSINESS INTERRUPTION, LOST BUSINESS, OR LOST SAVINGS), HOWSOEVER ARISING, WHETHER UNDER CONTRACT, TORT, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. ANY ACTION BY EITHER PARTY MUST BE BROUGHT WITHIN TWO (2) YEARS AFTER THE CAUSE OF ACTION SHOULD REASONABLY HAVE BEEN KNOWN BY THE PARTY SEEKING RELIEF.

              F. The allocations of liability in Section 5.(D.) and Section 5. (E.) of this Agreement represent the agreed and bargained-for understanding of the parties and Consultant's compensation for the Work reflects such allocations. The parties agree further that they will look only to the assets of the other party in connection with any liabilities hereunder and in no event shall either have any claim against any affiliate, subsidiary, shareholder, officer, director, employee, agent, partner, investor, or other holder of an ownership interest in the other party in connection with this Agreement.

         6.   PROPERTY RIGHTS.

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              A.  All original written materials, including programs, tapes, listings, other programming documentation, and all other data, written information and material originated and prepared for Digex, whether individually by Consultant or jointly with Digex, pursuant to this Agreement (collectively, for purposes hereof, the "Deliverables") shall belong to both parties, each having the right to use and disclose such materials as it determines without any obligation to account to the other party for any such use or disclosure.

              B. Nothing in this Agreement shall preclude either party from developing for itself, or for others, materials which are competitive with those produced as a result of the Work provided hereunder, irrespective of their similarity to materials which may be delivered to Digex pursuant to this Agreement. Furthermore, it is understood that both parties shall be free to use and disclose without restriction their respective general knowledge, skills and experience and any ideas, concepts, know-how, and techniques related to the scope of any Service Order and used in the course of providing the Work.

         7.   WARRANTY.

              A. Consultant warrants that all Work shall (a) be performed in a good and workmanlike manner and (b) the Deliverables developed by Consultant pursuant to the Service Order shall substantially conform to the specifications applicable thereto. Consultant shall, at no cost to Digex, re-perform any work not in compliance with this warranty brought to its attention within thirty (30) calendar days after that work is performed and delivered to Digex.

              B. Consultant warrants that any software Deliverables developed by Consultant will, until the later to occur of either (a) March 31, 2000

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    or (b) for a period of ninety (90) days after delivery (the "Year 2000
    Warranty Period"), continue to conform to the year 2000 compliance criteria to be mutually agreed upon between Digex and Consultant in an attachment to the applicable Service Order ("Year 2000 Compliance Criteria"). Consultant shall have no responsibility or liability for any failure of the Deliverables to conform to the Year 2000 Compliance Criteria that is caused by or related to: (i) Digex or third party hardware, firmware, software or data that interfaces with, is manipulated by, or otherwise operates in conjunction with, the Deliverables, including but not limited to inconsistencies between the date handling characteristics of the Deliverables and such Digex or third party components or data; (ii) modification of the Deliverables by Digex or a third party, or (iii) failure by Digex to comply with the obligations and responsibilities set forth in this Agreement (to the extent such failure by Digex causes the nonconformance of the Deliverables). During the Year 2000 Warranty Period, if the Deliverables fail to conform substantially to the Year 2000 Compliance Criteria, Consultant shall use commercially reasonable efforts to correct such non-conformance at no charge to Digex. THE PRECEDING IS CONSULTANT'S ONLY WARRANTY AND DIGEX'S ONLY REMEDY CONCERNING THE YEAR 2000 COMPLIANCE OF THE DELIVERABLES,

              C. THE PRECEDING ARE CONSULTANT'S ONLY WARRANTIES CONCERNING THE WORK, THE DELIVERABLES AND ANY WORK PRODUCT, AND ARE MADE EXPRESSLY IN LIEU OF ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR OTHERWISE.

         8.   NON-SOLICITATION; CONFLICTS-OF-INTEREST. Except as

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    the other party expressly authorizes in writing in advance, neither party shall knowingly solicit, offer work to, employ, or contract with, whether as a partner, employee or independent contractor, directly or indirectly, any of the other party's Personnel during their participation in a project pursuant to a Service Order or during the twelve (12) months after their involvement in such project. For purposes of this Section 8, "Personnel" includes any individual or company a party employs as a partner, employee or independent contractor and with which a party comes into direct contact in the course of the Work.

         9. INSURANCE. Consultant will maintain the following insurance coverage for the term of the Agreement:

              (i) Commercial General Liability, with a limit of $1 million per occurrence, and $2 million in the aggregate, covering bodily injury and tangible property damage (excluding money and securities) claims;

              (ii) Automobile Liability, with $1 million combined single limit for bodily injury and property damage covering hired, owned, non-owned vehicles;

              (iii)    Worker's Compensation with statutory limits;

              (iv) Employers Liability with limits of $500,000 per accident, $500,000 per illness per employee and $500,000 per illness aggregate.

    The above coverage shall be with insurers maintaining an AM Best Rating of B+ VIII. Consultant agrees, upon request by Digex, to provide Digex with a certificate of insurance evidencing such coverages and adding Digex as a named insured. Each party waives rights of subrogation it may otherwise have regarding the other party's insurance policies, including but not limited to property insurance, business interruption insurance, and other first-party insurance,

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     10.  TRADEMARKS. Neither party shall use, directly or indirectly, in whole or in part, in connection with the such party's business hereunder or otherwise, or as part of the party's corporate, business or personal name, any signature, monogram, logo, service mark or trade name (a "Mark") that is now or may hereafter be owned, licensed or used by the other party except in the manner and to the extent approved in writing by the other party prior to any such use, which approval may be withheld in the Mark owner's sole discretion. Any permitted use of a Mark shall be immediately discontinued upon the termination or expiration of this Agreement, and thereafter neither party shall use any Mark in connection with its business or otherwise or as part of its corporate, business or personal name which in the judgment of the other party hereto so nearly resembles any Mark owned by that other party that confusion or uncertainty on the part of the public is likely to result therefrom. Each Party hereby expressly disclaims any and all right, title and interest in and to any Mark owned by the other Party whether or not used by the Mark owner. The covenants and disclaimers of this Section 10 shall survive the termination or expiration of this Agreement.

     11.    CLIENT RESPONSIBILITIES.

          A. In connection with Consultants provision of the Work, Digex shall perform those tasks and fulfill those responsibilities specified in the applicable Service Order ("Digex Responsibilities"). The Service Order may also contain assumptions related to the Work. Digex understands that Consultant's performance is dependent on Digex's timely and effective performance of Digex Responsibilities hereunder and timely decisions and approvals by Digex. Except to the extent a Service Order contains specific acceptance provisions, all work

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    product provided to Digex for approval shall be deemed accepted if, within ten (10) days after delivery, Digex has not provided to Consultant written notice identifying specifically any basis for not approving the work product. Consultant shall be entitled to rely on all decisions and approvals of Digex in connection with the Work. Changes in decisions and approvals are subject to Section 1. (B).

              B. Consultant shall have reasonable use of Digex's facilities as required in order to perform the Work. In addition to any particular items specified in the Service Order, Digex shall supply on-site Consultant personnel with suitable office space, desks, storage, furniture, and other normal office equipment support, adequate computer resources (including necessary third party rights to use software), telephone and facsimile service, postage, copying, secretarial support, word processing, and general office supplies which may be necessary in connection with Consultant's performance of the Work. Misuse of Digex facilities shall be deemed a breach of this Agreement, pursuant to Section 2. (D).

              C. Neither party shall use the other's name in connection with its use of the Deliverables or otherwise without the other party's express written consent.

         12. PROPRIETARY ITEMS. In the course of performance hereunder, Consultant may use products, materials, tools and methodologies that are proprietary to Consultant or to third parties (collectively "Proprietary Items"). As between Digex and Consultant, Proprietary Items will be deemed Confidential Information of Consultant for purposes of Section 13. Included among the Proprietary Items of Consultant are tools that Consultant Identifies as Solution Construction Aids ("SCAs"), which Consultant makes available to clients under

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    separate licensing terms. Digex shall have or obtain no rights in such
    Proprietary Items (or in any modifications or enhancements to them) other than (i) to use them as authorized by Consultant in writing from time to time solely for purposes of performing Digex Responsibilities, (ii) to the extent the Proprietary Items are incorporated into a Deliverable, to use them as part of the Deliverable for purposes of Digex's internal business only, or (iii) pursuant to Consultant's standard license for such Proprietary Items or, in the case of Proprietary Items owned by third parties, pursuant to terms acceptable to the applicable third party. If Proprietary Items are made available to Digex under (i) or (ii) above, they will be made available in an "AS IS" condition and without express or implied warranties of any kind; those Proprietary Items made available under
    (iii) above shall be subject only to applicable terms of the applicable license.

         13.    CONFIDENTIAL INFORMATION.

    During the course of this Agreement each party may be given access to information (in hardcopy and/or electronic form) that relates to the other's past, present, and future research, development, business activities, products, services, and technical knowledge, and is identified by the discloser as confidential ("Confidential Information"). In connection therewith, the following subsections shall apply:

              (i) The Confidential Information of the discloser may be used by the receiver only in connection with the Work;

              (ii) Each party agrees to protect the confidentiality of the Confidential Information of the other in the same manner that it protects the confidentiality of its own proprietary and confidential information of like kind, but in no event shall either party exercise less than reasonable care in protecting

    MASTER CONSULTING SERVICES AGREEMENT
    Confidential                Page 18                    06/18/99
    such Confidential Information. Access to the Confidential Information shall be restricted to Consultant and Digex personnel engaged in a use permitted hereby;

              (iii) The Confidential Information may not be copied or reproduced without the discloser's prior written consent;

              (iv) All Confidential Information made available hereunder, including copies thereof, shall be returned or destroyed upon the first to occur of (a) completion of the Work or (b) request by the discloser, unless the receiver is otherwise allowed to retain such Confidential Information. Consultant may retain, subject to the terms of this Section, copies of Digex's Confidential Information required for compliance with its recordkeeping or quality assurance requirements;

              (v) Nothing in this Agreement shall prohibit or limit either party's use of information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) (i) previously known to it without obligation of confidence, (ii) independently developed by or for it, (iii) acquired by it from a third party which is not, to its knowledge, under an obligation of confidence with respect to such information, or (iv) which is or becomes publicly available through no breach of this Agreement;

              (vi) If either party receives a subpoena or other validly issued administrative or judicial process requesting Confidential Information of the other party, it shall provide prompt notice to the other of such receipt. The party receiving the subpoena shall thereafter be entitled to comply with such subpoena or other process to that extent permitted by law;

              (vii) In connection with the Work, Consultant may from time to time undertake one or more quality assessment reviews. In order for such reviews to be frank and candid, for the greatest benefit to both Digex and Consultant, they should be kept confidential to the greatest extent possible. The parties agree that any documentation created in connection with such quality

    MASTER CONSULTING SERVICES AGREEMENT
    Confidential                Page 19                     06/18/99
    assessment reviews shall be Confidential Information of Consultant and in no event shall such documentation or the results of such reviews be discoverable or admissible (or used for any purpose) in any proceedings related to this Agreement or the Work.

         14. FORCE MAJEURE. Neither party shall be liable for any delays or failures in performance (other than payment obligations hereunder) due to circumstances beyond its reasonable control.

         15. COMPLIANCE WITH LAWS. Each party hereby agrees that, performing its obligations hereunder, it will comply with all applicable laws and regulations of the governments of the United States, the several states thereof, and of any other country or subdivision thereof in which such obligations, services and activities are performed, including without limitation: environmental laws and regulations; workplace safety laws including OSHA; laws prohibiting discrimination and mistreatment in employment; and United States laws and regulations prohibiting payments to or for the benefit of any official or employee of any government (or of any subdivision thereof) of any country or subdivision thereof, or any person acting in an official capacity, for purposes of influencing any act or decision of such government.

          16.    OTHER PROVISIONS.

                 A.    Governing Law; Jurisdiction: This Agreement and each
                       ---------------------------
    Service Order shall be governed by, construed applied and enforced in accordance with the internal laws of the State of New York, without giving effect to conflict of law rules. The parties expressly agree to exclude the application of the U.N. Convention on Contracts for the International Sale of Goods (1980) to

    MASTER CONSULTING SERVICES AGREEMENT
    Confidential                Page 20                     06/18/99
    this Agreement and the performance of the parties contemplated herein, to the extent that such convention might otherwise be applicable.

              B.  Assignment: Except for assignment by a party to any of its
                  ----------
    Affiliates, neither party may assign, sell or otherwise transfer its rights or obligations under this Agreement or any Service Order without the prior written consent of the other party. "Affiliate" for purposes hereof shall mean any person or entity controlling, controlled by or under common control with the assignor. Any such assignment by either party shall be subject to the following conditions: (1) that assignor provides the other party to this Agreement with written notice in advance of any such assignment, identifying at a minimum, the full legal name of the assignee, its primary physical address, e-mail address, federal identification number, names and phone numbers of all principals, and the date of the assignment, and (2) that assignee agrees in writing to be bound by the terms of this Agreement.

              C.  Remedies Cumulative: The remedies provided in this Agreement
                  -------------------
    shall be cumulative, and the assertion by either party of any right or remedy shall not preclude the assertion by such party of any other rights or the seeking of any other remedies, including the recovery of damages, except to the extent a remedy is expressly stated in this Agreement as a sole and/or exclusive remedy,

              D.  Entire Agreement; Amendments: From and after the Effective
                  ----------------------------
    Date, this Agreement and the Service Order(s) issued and accepted hereunder represent the entire agreement between Consultant and Digex and supersede any prior or contemporaneous understanding or agreement, whether oral or written, with respect to the subject matter hereof. Each Service Order,

    MASTER CONSULTING SERVICES AGREEMENT
    Confidential                Page 21                     06/18/99
    except as its terms otherwise expressly provide, shall be a complete statement of its subject matter and shall supplement and modify the terms and conditions of this Agreement for the purposes of that project only, except that the provisions of this Agreement shall supercede the provisions of those Service Orders expressly identified in Recitals (3) above, in the event of a conflict. No other agreements, representations, warranties or other matters, whether oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. The parties acknowledge that they are entering into this Agreement solely on the basis of the agreements and representations contained herein, and for their own purposes and not for the benefit of any third party. Neither this Agreement nor any Service Order may be modified or amended except by the mutual written agreement of the parties. No waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the party against which it is sought to be enforced.

              E.  Separability: The parties agree that each provision of this
                  ------------
    Agreement or any Service Order shall be treated as a separate and independent clause, and the invalidity or unenforceability of any one clause shall in no manner affect the validity or enforceability of any of the other clauses hereof. If any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them so as to be enforceable to the extent compatible with the applicable law as it shall then be in effect.

              F.  Survival of Terms: The terms of Sections 1.(F.)(G.), 2.(E),
                  -----------------
    3, 4(A.), 5, 6, 7, 8, 10, 12, 13, and 16(A.), shall survive termination of this

    MASTER CONSULTING SERVICES AGREEMENT
    Confidential                Page 22                     06/18/99

Agreement or completion of any Service Order,

          G.   Counterparts:   This Agreement may be executed in any
               ------------
number of counterparts, some of which may be photocopies and all of which taken together shall constitute one and the same instrument,

          H.  Notices: All notices, demands, consents, requests and approvals
              -------
given by either party to the other hereunder shall be in writing and shall be effective: when received if hand delivered or sent by fax (with confirmation of receipt); the following business day if sent by Federal Express, DHL or other generally recognized overnight delivery service (upon confirmation from the service; or, on the date received if sent by United States certified or registered mail, return receipt requested. Such communiques shall be addressed as follows, unless a party designates a different address by written notice to the other given in accordance herewith:

If to Digex:                            If to the Consultant:
------------                            ---------------------

Digex Inc.                                   Andersen Consulting LLP
9000 Muirkirk Meadows Road                   1700 Old Meadow Rd., Suite
Beltsville, MD 20705                         Suite 600, McLean, VA 22102
Attn: Vice President of Finance              Attn: Donald J. Rippert
Fax:___________________________              Fax:_______________________

With a copy to:                              With a copy to:
Vanessa Allen, Esq.                          John S. Fanguy
Digex, Inc.                                  Andersen Consulting LLP
6435 Virginia Manor Road                     1700 Old Meadow Rd.,
Beltsville, MD 20705                         Suite 600, McLean, VA 22102


MASTER CONSULTING SERVICES AGREEMENT
Confidential               Page 23                      06/18/99

Fax:______________________________              Fax:__________________________


          I.  Headings: The headings and section titles in this Agreement are
              --------
inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any article or provision hereof.

          J. No Waiver: The delay or failure by either party to exercise or enforce any of its rights under this Agreement shall not constitute or be deemed a waiver of that party's right thereafter to enforce those rights, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above,

DIGEX, INC.                              ANDERSEN CONSULTING LLP



By: /s/ John F. Scott                   By: /s/ Donald J. Rippert
   -------------------------               -------------------------

Print: John F. Scott                    Print: Donald J. Rippert
      ----------------------                  ----------------------

Title: VP, Finance                      Title: Partner
      ----------------------                  ----------------------

Date: 6/22/99                           Date: 6/22/99
     -----------------------                 -----------------------


MASTER CONSULTING SERVICES AGREEMENT
Confidential               Page 24                      06/18/99

May 10, 1999

Mr. John Scott
Vice President, Finance
Digex, Incorporated
6435 Virginia Manor Road
Beltsville, MD 20814

Dear John,

Andersen Consulting LLP ("Andersen Consulting") and Digex, Inc. ("Digex") previously executed an engagement letter, dated _January 13, 1999_ ("Engagement Letter") for Andersen Consulting to assist Digex with technical support of the DCNS applications. This amendment letter ("Amendment") is hereby attached to and incorporated into the Engagement Letter. This Amendment is modifies the Engagement Letter as follows:

 . Andersen Consulting will continue to provide the services of Nick Hunter for up to 50 hours per week at a cost of $75 per hour, plus reasonable travel and per diem expenses to and from Beltsville, MD from June 1, 1999 through October 31, 1999.

All other terms of the Engagement Letter shall remain in full force and effect. Upon full execution of the master consulting agreement that shall govern the services described herein and other services, this Amendment, and the Engagement Letter to which it is attached, shall be incorporated into the master consulting agreement.

We appreciate the opportunity to work with Digex on this important effort. If you have any questions, please call me at (301) 346-6749. If the above is in accordance with your understanding of the agreement between the parties, please sign below and return the original to my attention.

               Anderson Consulting, Proprietary and Confidential

Very truly yours,

/s/ Donald J. Rippert (jf)

ANDERSEN CONSULTING, LLP

Donald J. Rippert, Partner

Agreed and Accepted By::

DIGEX, INC.

By: /s/ John Scott
   -------------------------

Print: John Scott
      ----------------------

Title: VP, Finance
      ----------------------

Date: 7/1/99
     -----------------------




               Andersen Consulting, Proprietary and Confidential

May 10, 1999

Mr. John Scott
Vice President, Finance
Digex, Incorporated
6435 Virginia Manor Road
Beltsville, MD 20814

Dear John,

Andersen Consulting LLP ("Andersen Consulting) and Digex, Inc. ("Digex") previously executed an engagement letter, dated __November 16, 1998__ ("Engagement Letter") for Andersen Consulting to assist Digex provide production support of the DCNS applications. This amendment letter ("Amendment") hereby is attached to and incorporated into the Engagement Letter. This Amendment modifies the Engagement Letter as follows:

 . Andersen Consulting will continue to provide the services on an hourly, time and materials basis on an as needed basis as determined by Mike Zehring of Digex from June 1, 1999 through December 31, 1999.

All other terms of the Engagement Letter shall remain in full force and effect. Upon full execution of the master consulting agreement that shall govern the services described herein and other services, this Amendment, and the Engagement Letter to which it is attached, shall be incorporated into the master consulting agreement.

We appreciate the opportunity to work with Digex Inc. on this important effort. If you have any questions, please call me at (301) 346-6749. If the above is in accordance with your understanding of the agreement between the parties, please sign below and return the original to my attention.






               Andersen Consulting, Proprietary and Confidential

Very truly yours,

/s/ Donald J. Rippert

ANDERSEN CONSULTING, LLP

Donald J. Rippert, Partner

Agreed and Accepted By:

DIGEX, INC.

By: /s/ John Scott
   -------------------------

Name: John Scott
     ----------------------
     (typed or printed)

Title: VP, Finance
      ----------------------

Date: 7/1/99
     -----------------------




               Andersen Consulting, Proprietary and Confidential